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                                                                     EXHIBIT 3.3

                          CERTIFICATE OF ELIMINATION
                                      OF
                         SERIES A JUNIOR PARTICIPATING
                                PREFERRED STOCK
                                      OF
                         ADVANCED MICRO DEVICES, INC.


     ADVANCED MICRO DEVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY THAT:

     FIRST: At a meeting of the Board of Directors of ADVANCED MICRO DEVICES, INC., resolutions were duly adopted setting forth the proposed elimination of the series of Preferred Stock designated Series A Junior Participating Preferred Stock as set forth herein:

           RESOLVED, that no shares of the series of Preferred Stock designated as Series A Junior Participating Preferred Stock are outstanding and none will be issued; and be it

           RESOLVED FURTHER, that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Certificate of Incorporation the Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock filed in the Office of the Secretary of State of Delaware on February 21, 1990.

     SECOND: None of the authorized shares of the series of Preferred Stock designated as Series A Junior Participating Preferred Stock are outstanding and none will be issued.

     THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate the Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock.

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     IN WITNESS THEREOF, said Advanced Micro Devices, Inc. has caused this certificate to be signed by Marvin D. Burkett, its Senior Vice President, Chief Administrative Officer, Chief Financial Officer and Treasurer, this 9th day of May, 1995.


                                       ADVANCED MICRO DEVICES, INC.


                                       By  /s/ Marvin D. Burkett
                                         ---------------------------------------
                                               MARVIN D. BURKETT
                                         Senior Vice President,
                                         Chief Administrative Officer,
                                         Chief Financial Officer and Treasurer